UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56273	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 26, 2025, Nuveen Global Cities REIT OP, LP (the “Borrower”), a wholly owned subsidiary of Nuveen Global Cities REIT, Inc. (the “Company”), and the Company entered into the Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and certain lenders named therein, which amends and restates that certain Amended and Restated Credit Agreement, dated September 30, 2021 (as amended, the “Prior Credit Agreement”). As previously reported, the Prior Credit Agreement provided for aggregate commitments of $455 million, consisting of a $321 million revolving facility and a $134 million term loan facility, with an accordion feature that could increase the aggregate commitments to up to $800 million.

The Second A&R Credit Agreement increases the aggregate commitments to $665 million, consisting of a $440 million revolving facility (the “Revolving Facility”) and a $225 million term loan facility (the “TL Facility”), with a $135 million accordion feature that may increase the aggregate commitments to up to $800 million. The Revolving Facility and TL Facility will mature on September 26, 2028, subject to two one-year extension options held by Borrower, which include the payment of an extension fee of 0.125% of the aggregate commitment of the respective facility extended. Loans outstanding under the Revolving Facility and TL Facility bear interest, at the Borrower’s option, at either an adjusted base rate or a Secured Overnight Financing Rate (“SOFR”) rate, plus an applicable margin. For the Revolving Facility, the applicable margin ranges from 0.30% to 0.90% for borrowings at the base rate and 1.30% to 1.90% for borrowings at the SOFR rate based on the total leverage ratio of the Borrower and its subsidiaries. For the TL Facility, the applicable margin ranges from 0.25% to 0.85% for borrowings at the base rate and 1.25% to 1.85% for borrowings at the SOFR rate based on the total leverage ratio of the Borrower and its subsidiaries. Additionally, for the Revolving Facility, there is an unused fee that ranges from 0.15% to 0.25% based on the usage ratio of Revolving Facility commitments.

The foregoing description of the Second A&R Credit Agreement is qualified in its entirety by reference to the Second A&R Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement dated September 26, 2025, among Nuveen Global Cities REIT OP LP, Nuveen Global Cities REIT, Inc., Wells Fargo Bank, National Association and certain lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: October 1, 2025	By:	/s/ Robert J. Redican
Robert J. Redican
Chief Financial Officer and Treasurer